SCHEDULE F
                                       TO
                        THE ADVISORS' INNER CIRCLE FUND
                        AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007


                                 WESTWOOD FUNDS


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FUND                                         INSTITUTIONAL CLASS        A CLASS
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Westwood LargeCap Value Fund                         X                     X
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Westwood SMidCap Fund                                X
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Westwood SmallCap Value Fund                         X
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Westwood Income Opportunity Fund                     X                     X
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Westwood Balanced Fund                               X
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Westwood Dividend Growth Fund                        X
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Westwood SMidCap Plus Fund                           X
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Westwood Short Duration High Yield Fund              X                     X
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Westwood Global Equity Fund                          X                     X
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Westwood Global Dividend Fund                        X                     X
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Westwood Emerging Markets Fund                       X                     X
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Westwood Emerging Markets Plus Fund                  X                     X
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


                                  EXHIBIT F.1

                          WESTWOOD LARGECAP VALUE FUND
                        WESTWOOD INCOME OPPORTUNITY FUND
                    WESTWOOD SHORT DURATION HIGH YIELD FUND
                          WESTWOOD GLOBAL EQUITY FUND
                         WESTWOOD GLOBAL DIVIDEND FUND
                         WESTWOOD EMERGING MARKETS FUND
                      WESTWOOD EMERGING MARKETS PLUS FUND

                        CERTIFICATE OF CLASS DESIGNATION

                                    A CLASS

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     A Class Shares of each of the Funds are sold subject to a front-end sales charge. The front-end sales charges are indicated on the following table.

     Additionally, A Class Shares are also subject to a Rule 12b-1 fee. The Trust, on behalf of the Funds, will reimburse the distributor annually for expenses incurred in connection with its distribution activities under the distribution plan approved by the Board of Trustees, not to exceed an annual rate of 0.25% of each Fund's average daily net assets attributable to the A Class Shares of each Fund. Such activities include those associated with the promotion and sale of the Fund's A Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

     The following table shows the load waived sales charge on A Class Shares of the Funds:

     ---------------------------------------------------------------------------------------
     Investment                             Sales Charge - % of      Sales Charge - % of
                                             Offering Price            Net Investment
     ---------------------------------------------------------------------------------------
     Less than $50,000                           5.00%                      5.26%
     ---------------------------------------------------------------------------------------
     $50,000 but less than $100,000              4.00%                      4.17%
     ---------------------------------------------------------------------------------------
     $100,000 but less than $250,000             3.00%                      3.09%
     ---------------------------------------------------------------------------------------
     $250,000 but less than $500,000             2.50%                      2.56%
     ---------------------------------------------------------------------------------------
     $500,000 but less than $1,000,000           2.00%                      2.04%
     ---------------------------------------------------------------------------------------
     $1,000,000 and over*                        None                       None
     ---------------------------------------------------------------------------------------


     * A contingent deferred sales charge (CDSC) of 1.00% will be charged on certain purchases of $1,000,000 or more that are redeemed within 18 months of purchase.


2.   ELIGIBILITY OF PURCHASERS

     A Class Shares are available to individual and institutional investors and require a minimum initial investment.

3.   Exchange Privileges

     A Class Shares of each Westwood Fund may be exchanged for A Class Shares of each other Westwood Fund in accordance with the procedures disclosed in the Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each A Class shareholder will have one vote for each full A Class Share held and a fractional vote for each fractional A Class Share held. A Class shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the A Class Shares (such as a distribution plan or service agreement relating to the A Class Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the A Class shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     A Class Shares do not have a conversion feature.

                                  EXHIBIT F.2

                          WESTWOOD LARGECAP VALUE FUND
                             WESTWOOD SMIDCAP FUND
                          WESTWOOD SMALLCAP VALUE FUND
                        WESTWOOD INCOME OPPORTUNITY FUND
                             WESTWOOD BALANCED FUND
                         WESTWOOD DIVIDEND GROWTH FUND
                           WESTWOOD SMIDCAP PLUS FUND
                    WESTWOOD SHORT DURATION HIGH YIELD FUND
                          WESTWOOD GLOBAL EQUITY FUND
                         WESTWOOD GLOBAL DIVIDEND FUND
                         WESTWOOD EMERGING MARKETS FUND
                      WESTWOOD EMERGING MARKETS PLUS FUND

                        CERTIFICATE OF CLASS DESIGNATION

                              INSTITUTIONAL CLASS


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSEs

     Institutional Class Shares are sold without a load or sales charge, and are not subject to a Rule 12b-1 fee and shareholder services plan.

2.   ELIGIBILITY OF PURCHASERS

     Institutional Class Shares are available to individual and institutional investors, subject to the minimum investment requirement described in each Fund's prospectus.

3.   EXCHANGE PRIVILEGES

     Institutional Class Shares of each Westwood Fund may be exchanged for Institutional Class Shares of each other Westwood Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Institutional Class shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class shareholders will have:
     (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION RIGHTS

     Institutional Class Shares do not have a conversion feature.